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                                                                 EXHIBIT 10.6(d)

                                PROMISSORY NOTE


$150,000,000                                            Dated:    March __, 1998
New York, New York


FOR VALUE RECEIVED, the undersigned, BNC Mortgage, Inc. ("Customer"), HEREBY PROMISES TO PAY to the order of DLJ Mortgage Capital, Inc. ("DLJ"), for the benefit of DLJ and the holders from time to time of interests herein, in lawful money of the United States of America, the lesser of (i) one hundred fifty million dollars ($150,000,000) and (ii) the aggregate unpaid principal amount of all Advances made by DLJ to Customer pursuant to the Whole Loan Financing Facility, dated the date hereof (as amended from time to time, the "Facility"), between DLJ and Customer on the respective Maturity Date for each such Advance, together with interest on each such Advance outstanding, from and including the date on which such Advance is made until the principal amount of such Advance is paid in full on such Maturity Date (and, as to any overdue principal and accrued interest thereon, on demand), at an interest rate per annum with respect to such Advance equal to the Quoted Rate applicable to such Advance and on such overdue amounts as provided herein. Each Advance under this promissory note (the "Promissory Note") shall be made pursuant to an executed Notice of Borrowing.

1.  DEFINITIONS.  All capitalized terms not otherwise defined herein shall have
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the meanings ascribed to them in the Whole Loan Financing Facility ("Facility")
or the Pledge Agreement ("Pledge Agreement") executed by Customer and dated the date hereof.

2.  LATE PAYMENTS.  Customer shall pay interest on any overdue principal of each
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Advance and (to the extent permitted by applicable law) accrued interest thereon, payable daily at a fluctuating interest rate per annum equal to 2% above the rate of interest per annum quoted as the prime rate in The Wall Street
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Journal (the "Default Rate"), each change in such Default Rate to take effect
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simultaneously with any change in such prime rate.

3.  WHOLE LOAN FINANCING FACILITY.  This Promissory Note is the Promissory Note
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referred to in the Facility and is secured by, entitled to the benefit of, and subject to the provisions of the Facility and the Pledge Agreement.

4.  NO PREPAYMENT.  Customer shall have no right to prepay any principal amount
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of any Advance without ten (10) days prior written notice of DLJ.

5.  PAYMENTS AND COMPUTATIONS.  Customer shall make each payment hereunder on
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the day when due to DLJ pursuant to DLJ's instructions in same day funds.  All computations of interest shall be made by DLJ on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Any payment to be made hereunder on a day other than a Business Day shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

6.  EVENTS OF DEFAULT.  If any of the following events (each, an "Event of
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Default") shall occur and be continuing:

    (a) Customer shall fail to pay when due any principal of, interest on or other amount due and payable under this Promissory Note attributable to any Advance made hereunder; or

    (b) Customer shall fail to perform or observe any other term, covenant or agreement contained in the Program Documents on its part to be performed or observed when required; or

    (c) any representation or warranty made by Customer (or any of its officers) in the Program Documents or in any document delivered in connection therewith shall prove to have been incorrect in any material respect when made; or

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    (d)  Customer or any of its subsidiaries shall fail to pay any of its indebtedness for borrowed money or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or if any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

    (e) a custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Customer or any of its subsidiaries, or of any of their property, is appointed or takes possession of such property; or Customer or any of its subsidiaries generally fails to pay its debts as they become due; or Customer or any of its subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, any successor or similar applicable statute, or any administrative insolvency scheme, against Customer or any of its subsidiaries; or any of their property is sequestered by court or administrative order; or a petition is filed against Customer or any of its subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or

    (f) Customer or any of its subsidiaries files a voluntary petition in bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Customer or any of its subsidiaries, or of all or any part of their property; or makes an assignment for the benefit of its creditors; or

    (g) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against Customer or any of its subsidiaries; or

    (h) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of Customer or of any of its subsidiaries, or shall have taken any action to displace the management of Customer or of any of its subsidiaries or to curtail its authority in the conduct of the business of Customer or of any of its subsidiaries, or any Agency takes any action to remove, limit or restrict the approval of Customer as an issuer, lender or a seller/servicer of mortgage loans; or

    (i) Customer or any of its subsidiaries shall default under, or fail to perform as requested under, or shall otherwise breach the terms of any instrument, agreement or contract between it and DLJ or any of DLJ's affiliates; or

    (j) any material adverse change occurs in the financial condition, operations, business prospects or corporate structure of Customer or any of its subsidiaries;

then, and in any such event, DLJ may (i) by notice to Customer, declare this Promissory Note and all Advances made hereunder, the outstanding principal of and all interest accrued thereon and all other amounts payable under the Program Documents to be immediately due and payable, whereupon this Promissory Note and all such Advances, interest and other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Customer, and (ii) exercise or cause to be exercised all rights and remedies of DLJ as secured party under the Pledge Agreement; provided, that upon occurrence of any Event of Default described in paragraphs (e) and (f) above, the outstanding principal of and accrued interest on this Promissory Note and all other amounts payable under the Program Documents shall immediately and automatically become due and payable without presentment, demand, protest or notice of any kind.

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7.  AMENDMENTS, ETC.  No amendment or waiver of any provision of this Promissory
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Note, nor any consent to any failure by Customer to comply therewith, shall be effective unless the same shall be in writing and signed by DLJ. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

8.  NOTICES.  All written communications hereunder shall be mailed, telecopied
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or delivered at the respective addresses as listed in the Custody Agreement or at such other address as shall be designated by Customer or DLJ in a written notice to the other. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

9.  NO WAIVER, REMEDIES.  No failure on the part of DLJ to exercise, and no
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delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided in equity or at law.

10. BINDING EFFECT; GOVERNING LAW; VENUE.  This Promissory Note shall be
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binding upon Customer and its successors and assigns, and shall inure to the benefit of DLJ and its successors and assigns. Customer may not assign its obligations under this Promissory Note without the prior written consent of DLJ. DLJ may assign, by bookkeeping entry on DLJ's records or otherwise, all or any part of, or any interest in, DLJ's rights and benefits hereunder, including, without limitation, its right to payments of principal and interest with respect to a particular Advance. To the extent of such assignment, such assignee shall have the same rights and benefits against Customer as it would have had if it were DLJ hereunder. However, nothing contained herein shall preclude DLJ from continuing to exercise all of its rights hereunder for the benefit of any such assignee of DLJ, and Customer shall continue to accept directions and other notices solely from DLJ unless otherwise notified by DLJ in writing. This Promissory Note shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflict of law principles thereof. Customer waives trial by jury. Customer hereby irrevocably consents to the non-exclusive jurisdiction of any court of the State of New York, or in the United States District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Promissory Note. Customer hereby submits to, and waives any objection it may have to, personal jurisdiction and venue in the courts of the State of New York and the United States District Court for the Southern District of New York, with respect to any disputes arising out of or relating to this Promissory Note. Customer consents to service of process by mail at the address specified in the Custody Agreement or otherwise designated pursuant to Section 8 hereof and waives any objection it may have to the sufficiency or adequacy of such method of service of process.


IN WITNESS WHEREOF, Customer has caused this Promissory Note to be executed by its officer thereunto duly authorized, as of the date first above written.


_____________________________________, as Customer

By: ____________________________________________

Name:________________________________

Title:_______________________________

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